Exhibit 99.1

Tidewater to Present at the UBS Global Oil and Gas Conference

NEW ORLEANS, May 21, 2010 –Tidewater Inc. (NYSE: TDW) announced today that Dean E. Taylor, Chairman, President and Chief Executive Officer and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the UBS Global Oil and Gas Conference in Austin, Texas, on Thursday, May 27, 2010, at approximately 8:40 a.m. Central time. The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on May 27, 2010, at approximately 5:00 p.m. Central time and will be available for thirty days. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenters.

Tidewater Inc. owns 394 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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